Exhibit 1.1

ELI LILLY AND COMPANY

Underwriting Agreement

August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 in aggregate principal amount of its Floating Rate Notes due 2028 (the “Floating Rate Notes”), $1,000,000,000 in aggregate principal amount of its 4.000% Notes due 2028 (the “2028 Notes”),

$750,000,000 in aggregate principal amount of its 4.250% Notes due 2031 (the “2031 Notes”), $1,000,000,000 in aggregate principal amount of its 4.550% Notes due 2032 (the “2032 Notes”), $1,250,000,000 in aggregate principal amount of its 4.900% Notes due 2035 (the “2035 Notes”), $1,000,000,000 in aggregate principal amount of its 5.550% Notes due 2055 (the “2055 Notes”) and $1,000,000,000 in aggregate principal amount of its 5.650% Notes due 2065 (the “2065 Notes” and, collectively with the Floating Rate Notes, 2028 Notes, the 2031 Notes, the 2032 Notes, the 2035 Notes and the 2055 Notes, the “Securities”), in each case on the terms set forth in Schedule 2 hereto. The Securities will be issued pursuant to an Indenture, dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation (as successor to Citibank, N.A., the original trustee), as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Underwriting Agreement (this “Agreement”), and each Underwriter, on the basis of the accuracy of the representations and warranties as of the Time of Sale and as of the Closing Date (as defined below) and the agreements set forth herein and incorporated by reference herein, and subject to the conditions set forth herein and incorporated by reference herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.750% of the principal amount of the Floating Rate Notes, (ii) 99.701% of the principal amount of the 2028 Notes, (iii) 99.622% of the principal amount of the 2031 Notes, (iv) 99.560% of the principal amount of the 2032 Notes, (v) 99.467% of the principal amount of the 2035 Notes, (vi) 98.626% of the principal amount of the 2055 Notes and (vii) 98.838% of the principal amount of the 2065 Notes, in each case, plus accrued interest, if any, from August 20, 2025 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

In the event that any Underwriter that is a (i) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b) (each, a “Covered Entity”) becomes subject to a proceeding under (a) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (b) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (each, a “U.S. Special Resolution Regime”), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined by the meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Underwriter becomes subject to a proceeding under the U.S. Special Resolution Regime, Default Rights (as that term is defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Payment for and delivery of the Securities shall be made through the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on August 20, 2025, or at such other time or place on the same or such other date, not later than the seventh business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each of the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note (or a true copy thereof) will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Other than as described immediately below, all provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities), dated February 20, 2014 (the “Standard Provisions”), are incorporated by reference herein in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

(a) Section 1(t) of the Standard Provisions shall be modified to replace “Her Majesty’s Treasury” with “HM Treasury”;

(b) Section 4(a) of the Standard Provisions shall be modified to replace “Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service” with “S&P Global Ratings, a division of S&P Global Inc., and its successors or Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors”;

(c) Section 4(d) of the Standard Provisions shall be deleted in its entirety and replaced with: “(d) The Representative(s) shall have received on the Closing Date an opinion and a negative assurance letter of Kirkland & Ellis LLP, dated the Closing Date.”;

(d) Section 4(f) of the Standard Provisions shall be deleted in its entirety and replaced with: “(f) The Representative(s) shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, special counsel for the Underwriters, or other counsel acceptable to the Representative(s), dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2.”; and

(e) Exhibit A of the Standard Provisions shall be deleted in its entirety and replaced with: “Reserved.”

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

All statements, requests, notices and agreements shall be in writing (including transmissions by electronic mail or facsimile) and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at the offices or facsimile numbers thereof specified in Schedule 2 hereto, as may be amended from time to time by written notice to the Company; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Lilly Corporate Center, Indianapolis, Indiana 46285, Attention: Treasury team, email: lilly_dcm@lists.lilly.com.

[The Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ELI LILLY AND COMPANY

By:	/s/ Jon Haug
Name: Jon Haug
Title: Senior Vice President, Treasurer and Corporate Finance and Investment Banking

[Signature Page to the Underwriting Agreement]

Accepted as of August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Underwriting Agreement]

Accepted as of August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

MIZUHO SECURITIES USA LLC

By:	/s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of August 18, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas P Hadley
Name: Thomas Hadley
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Schedule 1

	Principal Amount	Principal Amount	Principal Amount	Principal Amount	Principal Amount	Principal Amount	Principal Amount
Underwriter	Floating Rate Notes	2028 Notes	2031 Notes	2032 Notes	2035 Notes	2055 Notes	2065 Notes
Citigroup Global Markets Inc.	$121,500,000	$162,000,000	$121,500,000	$162,000,000	$202,500,000	$162,000,000	$162,000,000
Goldman Sachs & Co. LLC	$121,500,000	$162,000,000	$121,500,000	$162,000,000	$202,500,000	$162,000,000	$162,000,000
J.P. Morgan Securities LLC	$121,500,000	$162,000,000	$121,500,000	$162,000,000	$202,500,000	$162,000,000	$162,000,000
Mizuho Securities USA LLC	$121,500,000	$162,000,000	$121,500,000	$162,000,000	$202,500,000	$162,000,000	$162,000,000
Morgan Stanley & Co. LLC	$121,500,000	$162,000,000	$121,500,000	$162,000,000	$202,500,000	$162,000,000	$162,000,000
BNP Paribas Securities Corp.	$30,000,000	$40,000,000	$30,000,000	$40,000,000	$50,000,000	$40,000,000	$40,000,000
Deutsche Bank Securities Inc.	$30,000,000	$40,000,000	$30,000,000	$40,000,000	$50,000,000	$40,000,000	$40,000,000
Barclays Capital Inc.	$15,000,000	$20,000,000	$15,000,000	$20,000,000	$25,000,000	$20,000,000	$20,000,000
BofA Securities, Inc.	$15,000,000	$20,000,000	$15,000,000	$20,000,000	$25,000,000	$20,000,000	$20,000,000
RBC Capital Markets, LLC	$15,000,000	$20,000,000	$15,000,000	$20,000,000	$25,000,000	$20,000,000	$20,000,000
Academy Securities, Inc.	$7,500,000	$10,000,000	$7,500,000	$10,000,000	$12,500,000	$10,000,000	$10,000,000
Cabrera Capital Markets LLC	$7,500,000	$10,000,000	$7,500,000	$10,000,000	$12,500,000	$10,000,000	$10,000,000
Independence Point Securities LLC	$7,500,000	$10,000,000	$7,500,000	$10,000,000	$12,500,000	$10,000,000	$10,000,000
R. Seelaus & Co., LLC	$7,500,000	$10,000,000	$7,500,000	$10,000,000	$12,500,000	$10,000,000	$10,000,000
Samuel A. Ramirez & Company, Inc.	$7,500,000	$10,000,000	$7,500,000	$10,000,000	$12,500,000	$10,000,000	$10,000,000

Total	$750,000,000	$1,000,000,000	$750,000,000	$1,000,000,000	$1,250,000,000	$1,000,000,000	$1,000,000,000

Schedule 2

Addresses for Notices to the Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: 646-291-1469

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Email: Registration-syndops@ny.email.gs.com

Fax: 212-902-9316

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attn: Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: (212) 507-8999

Certain Terms of the Securities:

The Securities shall have the terms set forth in the Prospectus, including those set forth in Schedule 4 to the Agreement.

Schedule 3

Time of Sale Information

1.	The Preliminary Prospectus

2.	The Pricing Term Sheet included in Schedule 4

Schedule 4

Eli Lilly and Company

$6,750,000,000 aggregate principal amount of Notes offered

Pricing Term Sheet

Floating Rate Notes due 2028 (the “Floating Rate Notes”)

4.000% Notes due 2028 (the “2028 Notes”)

4.250% Notes due 2031 (the “2031 Notes”)

4.550% Notes due 2032 (the “2032 Notes”)

4.900% Notes due 2035 (the “2035 Notes”)

5.550% Notes due 2055 (the “2055 Notes”)

5.650% Notes due 2065 (the “2065 Notes”)

(The 2028 Notes, 2031 Notes, 2032 Notes, 2035 Notes, 2055 Notes and 2065 Notes,

collectively being referred to as the “Fixed Rate Notes,” and the Fixed Rate Notes together with the Floating Rate

Notes being collectively referred to as the “Notes”)

This pricing term sheet (the “Pricing Term Sheet”) supplements the prospectus supplement issued by Eli Lilly and Company on August 18, 2025 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated February 19, 2025 (the “Prospectus”) and supersedes the information in the Preliminary Prospectus Supplement and Prospectus. Other information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Prospectus and should be read together with the Preliminary Prospectus Supplement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein before a decision is made to invest in the Notes.

Issuer:	Eli Lilly and Company

Trade Date:	August 18, 2025

Ratings:*	[***]

Settlement Date:**	T+2; August 20, 2025

Day Count Convention:	Actual / 360 for the Floating Rate Notes 30 / 360 for the Fixed Rate Notes

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Barclays Capital Inc.

BofA Securities, Inc.

RBC Capital Markets, LLC

Co-Managers:	Academy Securities, Inc. Cabrera Capital Markets LLC Independence Point Securities LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

The Floating Rate Notes

Principal Amount Offered:	$750,000,000

Maturity Date:	October 15, 2028

Public Offering Price:	100.000% of principal amount, plus accrued interest, if any, from August 20, 2025

Interest Rate Basis:	Compounded SOFR

Spread to Compounded SOFR:	+53 basis points

Interest Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2026

Interest Reset Dates:	Each Floating Rate Interest Payment Date

Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on January 13, 2026, plus 53 basis points

Interest Determination Date:	The second U.S. Government Securities Business Day preceding each Floating Rate Interest Payment Date

Interest Period:	The period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that (i) the initial interest period for the Floating Rate Notes will be the period from and including the Settlement Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date and (ii) the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date of the Floating Rate Notes

Observation Period:	The period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such relevant Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the Settlement Date to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date

Redemption Provisions:	The Floating Rate Notes will not be redeemable prior to their maturity

Calculation Agent:	Initially, Deutsche Bank Trust Company Americas

CUSIP / ISIN:	532457DA3 / US532457DA39

The 2028 Notes

Principal Amount Offered:	$1,000,000,000

Maturity Date:	October 15, 2028

Coupon:	4.000% per year

Public Offering Price:	99.951% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	4.014%

Benchmark Treasury:	UST 3.625% due August 15, 2028

Spread to Benchmark Treasury:	T + 28 basis points

Benchmark Treasury Price and Yield:	99-221⁄4 / 3.734%

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to September 15, 2028 at a discount rate of Treasury plus 5 basis points

Par call:	On or after September 15, 2028 at 100%

CUSIP / ISIN:	532457DB1 / US532457DB12

The 2031 Notes

Principal Amount Offered:	$750,000,000

Maturity Date:	March 15, 2031

Coupon:	4.250% per year

Public Offering Price:	99.972% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	4.255%

Benchmark Treasury:	UST 3.875% due July 31, 2030

Spread to Benchmark Treasury:	T + 40 basis points

Benchmark Treasury Price and Yield:	100-023⁄4 / 3.855%

Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to February 15, 2031 at a discount rate of Treasury plus 10 basis points

Par call:	On or after February 15, 2031 at 100%

CUSIP / ISIN:	532457DC9 / US532457DC94

The 2032 Notes

Principal Amount Offered:	$1,000,000,000

Maturity Date:	October 15, 2032

Coupon:	4.550% per year

Public Offering Price:	99.960% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	4.555%

Benchmark Treasury:	UST 4.000% due July 31, 2032

Spread to Benchmark Treasury:	T + 48 basis points

Benchmark Treasury Price and Yield:	99-17+ / 4.075%

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to August 15, 2032 at a discount rate of Treasury plus 10 basis points

Par call:	On or after August 15, 2032 at 100%

CUSIP / ISIN:	532457DD7 / US532457DD77

The 2035 Notes

Principal Amount Offered:	$1,250,000,000

Maturity Date:	October 15, 2035

Coupon:	4.900% per year

Public Offering Price:	99.917% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	4.909%

Benchmark Treasury:	UST 4.250% due August 15, 2035

Spread to Benchmark Treasury:	T + 57 basis points

Benchmark Treasury Price and Yield:	99-09 / 4.339%

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to July 15, 2035 at a discount rate of Treasury plus 10 basis points

Par call:	On or after July 15, 2035 at 100%

CUSIP / ISIN:	532457DE5 / US532457DE50

The 2055 Notes

Principal Amount Offered:	$1,000,000,000

Maturity Date:	October 15, 2055

Coupon:	5.550% per year

Public Offering Price:	99.376% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	5.592%

Benchmark Treasury:	UST 4.750% due May 15, 2055

Spread to Benchmark Treasury:	T + 65 basis points

Benchmark Treasury Price and Yield:	97-00+ / 4.942%

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to April 15, 2055 at a discount rate of Treasury plus 10 basis points

Par call:	On or after April 15, 2055 at 100%

CUSIP / ISIN:	532457DF2 / US532457DF26

The 2065 Notes

Principal Amount Offered:	$1,000,000,000

Maturity Date:	October 15, 2065

Coupon:	5.650% per year

Public Offering Price:	99.638% of principal amount, plus accrued interest, if any, from August 20, 2025

Yield to Maturity:	5.672%

Benchmark Treasury:	UST 4.750% due May 15, 2055

Spread to Benchmark Treasury:	T + 73 basis points

Benchmark Treasury Price and Yield:	97-00+ / 4.942%

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2026

Redemption Provisions:

Make-whole call:	At any time prior to April 15, 2065 at a discount rate of Treasury plus 15 basis points

Par call:	On or after April 15, 2065 at 100%

CUSIP / ISIN:	532457DG0 / US532457DG09

Additional Modifications to the Preliminary Prospectus Supplement:

In addition to the pricing information above, the Preliminary Prospectus Supplement will be updated to include the following changes relating to the Floating Rate Notes, and other corresponding changes will be deemed to be made where applicable throughout the Preliminary Prospectus Supplement.

Under the caption “Description of the Notes,” the following terms relating to the Floating Rate Notes will be added:

Floating Rate Notes

The Floating Rate Notes will mature on October 15, 2028.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.530%. In no event will the interest on the Floating Rate Notes be (i) higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application or (ii) lower than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2026, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the January 15, April 15, July 15 or October 15 of any year is not a business day, then the next succeeding business day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the business day immediately preceding such January 15, April 15, July 15 or October 15, and interest on the Floating Rate Notes will be paid on such immediately preceding business day). If the maturity date of the Floating Rate Notes is not a business day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding business day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

The interest rate for the initial Interest Period will be Compounded SOFR determined on January 13, 2026, plus 0.530%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.530%.

Deutsche Bank Trust Company Americas, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the Observation Period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398))):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period (or in the final Interest Period, preceding the maturity date); and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i) if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	if made by us, will be made in our sole discretion;

(3)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)

notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus or in the other documents relating to the Floating Rate Notes, including the Indenture, any supplemental indenture or any other definitive documentation that will govern the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Under the caption “Risk Factors”, the following risk factors relating to the Floating Rate Notes will be added:

Additional Risks Related to the Floating Rate Notes

The amount of interest payable on the Floating Rate Notes is set only once per period and will be determined only near the end of the relevant Interest Period.

The amount of interest payable on the Floating Rate Notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of Compounded SOFR on an interest payment date or at other times during an Interest Period (as defined herein) may be higher than the level of Compounded SOFR on the Interest Determination Date (as defined herein) on which the interest rate is determined for such Interest Period, you will not benefit from the level of Compounded SOFR at any time other than on such Interest Determination Date. As a result, changes in Compounded SOFR may not result in a comparable change in the market value of the Floating Rate Notes.

In addition, interest payments due on the Floating Rate Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of the Floating Rate Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for holders of the Floating Rate Notes to reliably estimate the total amount of interest that will be payable on each such interest payment date for the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

SOFR has a limited history, and its future performance cannot be predicted based on its historical performance.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of the Floating Rate Notes may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Floating Rate Notes. Changes in the levels of SOFR may affect the return on the Floating Rate Notes and the trading price of the Floating Rate Notes, but it is impossible to predict whether such levels will rise or fall.

Any failure of SOFR to maintain market acceptance could adversely affect value of the Floating Rate Notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the Floating Rate Notes and the price at which holders of the Floating Rate Notes can sell the Floating Rate Notes in the secondary market.

In addition, if SOFR does not continue to be widely used as a benchmark in securities that are similar or comparable to the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the Floating Rate Notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

SOFR may be more volatile than other market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Floating Rate Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The New York Federal Reserve has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the New York Federal Reserve will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Floating Rate Notes.

The interest rate on the Floating Rate Notes is based on Compounded SOFR and the SOFR Index, both of which have a limited history in the marketplace.

The interest rate for the Floating Rate Notes for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula described under “Description of the Notes—Floating Rate Notes,” not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Floating Rate Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the specific formula for Compounded SOFR used in the calculation of the interest rate for the Floating Rate Notes may not be widely adopted by other market participants. You should carefully review the specific formula for Compounded SOFR as described under “Description of the Notes—Floating Rate Notes” before making an investment in the Floating Rate Notes. If the market adopts a different calculation method than used for the Floating Rate Notes, that will likely adversely affect the liquidity and market value of the Floating Rate Notes.

The SOFR Index may be modified or discontinued, and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Floating Rate Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate on the Floating Rate Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) has occurred, the interest rate on the Floating Rate Notes will no longer be determined by reference to Compounded SOFR, but instead by reference to a different rate or a different Benchmark (as defined herein), plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes—Floating Rate Notes.”

If a particular Benchmark Replacement cannot be determined, then the next available Benchmark Replacement will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the Federal Reserve Board), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition or interpretation of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

In addition, it is possible that (i) the Benchmark Replacement may not be the economic equivalent of Compounded SOFR and does not perform in the same way as Compounded SOFR would have at any time, (ii) the Benchmark Replacement fails to gain market acceptance, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement. As a result, any Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Floating Rate Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the Floating Rate Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the Floating Rate Notes. In particular, if a Benchmark Transition Event occurs with respect to the Floating Rate Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions described under “Description of the Notes—Floating Rate Notes—Effect of a Benchmark Transition Event,” and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the determination of the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis, and in turn the calculation of Compounded SOFR, cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event. All determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion (subject to consultation with us and our right to object to any determinations, decisions and elections made by our designee) as further described under “Description of the Notes — Floating Rate Notes” and will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. Furthermore, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the Floating Rate Notes or any other party. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to delivery will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (No. 333-285052) (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus relating to this offering and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, Goldman Sachs & Co. LLC at +1-866-471-2526, J.P. Morgan Securities LLC at +1-212-834-4533, Mizuho Securities USA LLC at +1-866-271-7403 or Morgan Stanley & Co. LLC at 1-866-718-1649.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ELI LILLY AND COMPANY

UNDERWRITING AGREEMENT

STANDARD PROVISIONS (DEBT SECURITIES)

February 20, 2014

From time to time, Eli Lilly and Company, an Indiana corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that provide for the sale of designated securities (the “Offered Securities”) to the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”) for whom certain Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S–3 relating to, inter alia, the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus generally relating to the debt securities (the “Basic Prospectus”) and a prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration

Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Offered Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement, or such other schedule as specified therein, for such offering as constituting part of the Time of Sale Information.

1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the best of the knowledge of the Company, threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.

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(b) The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the consent of the Representatives, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information, (v) any electronic road show or (vi) any other written communications in connection with the offering contemplated hereby approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that

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the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.

(d) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information complied or will comply when so filed in all material respects with the Exchange Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Indiana, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(f) Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated or organized, as applicable, is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

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(h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(i) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its significant subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been obtained and except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(k) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Time of Sale Information.

(l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required in or with the Registration Statement, the Time of Sale Information and the Prospectus.

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(m) Each of the Company and its significant subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to possess, declare or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(o) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

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(p) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(q) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) The Company has policies and procedures in place that are reasonably designed to ensure compliance with the various anti-corruption laws in the regions in which the Company conducts business. Except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information, there are no material existing, pending, or to the Company’s knowledge, threatened proceedings that involve allegations that the Company, any of its subsidiaries or any of its directors, officers, agents, employees, or affiliates has violated either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity is pending or, to the best knowledge of the Company, threatened.

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(t) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of its directors, officers, agents, employees, or affiliates is (i) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(u) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Offered Securities.

2. Public Offering. The Company is advised by the Representative(s) that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Representative(s)’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Information and the Prospectus.

3. Purchase and Delivery. Payment for the Offered Securities shall be made in the funds and manner specified and at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative(s) for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Representative(s) shall request in writing not less than two full business days prior to the date of delivery. The Company shall not be obligated to deliver any Offered Securities except upon payment for all the Offered Securities to be purchased as herein provided.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any

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jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) Subsequent to the earlier of (x) the Time of Sale and (y) the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading in the rating accorded any of the Company’s securities by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service;

(b) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus, that is material and adverse and that makes it impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

(c) the Representative(s) shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d) The Representative(s) shall have received on the Closing Date an opinion of counsel of Covington & Burling LLP, dated the Closing Date, to the effect set forth in Exhibit A.

(e) The Representative(s) shall have received on the Closing Date an opinion of a deputy general counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B.

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(f) The Representative(s) shall have received on the Closing Date opinions of Davis Polk & Wardwell LLP, special counsel for the Underwriters, or other counsel acceptable to the Representative(s), dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2.

(g) The Representative(s) shall have received on the date of the Underwriting Agreement and on the Closing Date letters, dated as of such dates, in form and substance reasonably satisfactory to the Representative(s), from the Company’s independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus.

5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative(s) may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.

(b) To furnish the Representative(s), without charge, a copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and each Issuer Free Writing Prospectus (if applicable) as the Representative(s) may reasonably request.

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(c) During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before amending or supplementing the Registration Statement (other than an amendment relating exclusively to securities other than the Offered Securities) or the Prospectus with respect to the Offered Securities, to furnish to the Representative(s) a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement and, with respect to any such filing on or after the date hereof and prior to the Closing Date, not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or to file any such proposed amendment or supplement to which the Representative(s) reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of such filing.

(d) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exists as a result of which it is necessary to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus in order that the same not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus that will correct such untrue statement or omission or will effect such compliance.

(e) To endeavor to qualify, and to cooperate with the Underwriters in an endeavor to qualify, the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request and to pay all expenses (including reasonable fees and disbursements of one counsel for the Underwriters not to exceed $5,000) in connection with such qualification

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and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative(s) may designate and (ii) any review of the offering of the Offered Securities by the Financial Industry Regulatory Authority, Inc.; provided, however that the Company need not qualify the Offered Securities for offer and sale in any jurisdiction where such qualification would, in the reasonable opinion of the Company, be unduly burdensome to the Company.

(f) To make generally available to the Company’s security holders and to the Representative(s) as soon as reasonably practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(g) During the period beginning on the date of the Underwriting Agreement and continuing to and including the later of (1) the Closing Date and (2) the termination of this Underwriting Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) medium-term notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representative(s).

(h) To pay all costs, expenses, fees and taxes incident to the preparation, printing, authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus, including any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the Financial Industry Regulatory Authority, Inc. in connection with the Offered Securities; fees paid to rating agencies in connection with the rating of any debt securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the jurisdictions as provided in this Section and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of Offered

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Securities as an investment (including fees and expenses of one counsel to the Underwriters in connection therewith); and all other costs and expenses incident to the performance of the Company’s obligations set forth herein; provided that, except as provided in this Section and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

(i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 1(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and the directors, officers, employees and agents of each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims,

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damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, any Issuer Free Writing Prospectus or any Time of Sale Information.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 7 that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees

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and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative(s), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, in respect thereof. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of the aggregate principal amount of Offered Securities purchased by each of such Underwriters under the Underwriting Agreement, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

8. Termination. This Agreement shall be subject to termination in the Representative(s)’ absolute discretion, by notice given to the Company, if, after the earlier of the Time of Sale and the execution and delivery of the Underwriting Agreement and prior to the Closing Date, any of the following shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NYSE Alternext US; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or

16

war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

9. Defaulting Underwriters. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Payment of Expenses Upon Termination. If this Agreement shall be terminated by the Representative(s) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities, and upon demand, the Company shall pay the full amount to the Representative(s). If this Agreement is terminated pursuant to Section 8 hereof or pursuant to Section 9 hereof, the Company shall not be obligated to reimburse the Underwriters for such expenses.

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11. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18

Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

__________, 20__

[Name(s) of Representative(s)]

 As Representative(s) of the

 several Underwriters listed

 in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), $____________ principal amount of its _____% Notes due 20__ having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to _____% of the principal amount thereof plus accrued interest, if any, from ______________, 20__ to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on _____________, 20__, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note (or a true copy thereof) will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions (Debt Securities) is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ELI LILLY AND COMPANY

By
Title:

Accepted: __________, 20__

[NAME(S) OF REPRESENTATIVE(S)]

For [itself] [themselves] and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By
Authorized Signatory

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Schedule 1

Underwriter	Principal Amount
$

Total	$

Schedule 2

Representative(s) and Address(es) for Notices:

Certain Terms of the Securities:

Title of Securities: _____% Notes due 20__

Aggregate Principal Amount of Securities: $____________

Maturity Date: ___________, 20__

Interest Rate: ____%

Interest Payment Dates: _________ and ________, commencing

     _________, 20__

Record Dates:     _______ and ________

Redemption Provisions:

[Other Provisions:]

Schedule 3

Time of Sale Information

1.	The Preliminary Prospectus.

2.	The Pricing Term Sheet included in Schedule 4

3.	[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

Schedule 4

Eli Lilly and Company

Pricing Term Sheet

Issuer:	Eli Lilly and Company

Principal Amount:	$_________

Maturity:	_____________ __, 20__

Coupon:	____%

Price:	____% of face amount

Yield to maturity:	____%

[Benchmark Treasury:	_____]

[Spread to Benchmark Treasury:	____%]

[Benchmark Treasury [Price] and Yield:	______ _____%]

Interest Payment Dates:	_______ and _______, commencing ______, 20__

Redemption Provisions:

Make-whole call	At any time at a discount rate of Treasury plus __basis points

Settlement:	T+_; _________ __, 20__

CUSIP:

Ratings:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [    ] [or emailing [    ] at [    ].]

EXHIBIT A

FORM OF OPINION OF

COVINGTON & BURLING LLP

[Closing Date]

[Name[s] of Managing Underwriters]

As Representatives of the Underwriters

set forth on Schedule [__] of the Underwriting Agreement

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as special counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the issuance and sale on the date hereof by the Company of $[amount] aggregate principal amount of its [designation of security] (the “Notes”) under the Indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), and the purchase of the Notes by the several underwriters (the “Underwriters”) set forth on Schedule 1 of the Underwriting Agreement, dated _______, 20__ (the “Underwriting Agreement”), among the Company and ____, ____ and ____, as representatives of the Underwriters (the “Representatives”). This letter is delivered to you pursuant to Section 4(d) of the Standard Provisions (Debt Securities) attached to, and incorporated in, the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Underwriting Agreement.

We have reviewed:

(i)	the Underwriting Agreement;

(ii)

the Company’s Registration Statement on Form S-3, Registration No. 333-_______, filed with the Securities and Exchange Commission (the “Commission”) on _______, 20__ (the “Registration Statement”), registering, inter alia, the Notes for sale under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)	the Indenture;

(iv)	a copy of the Global Note representing the ____ Notes furnished by the Trustee;

(v)	a copy of the Global Note representing the ____ Notes furnished by the Trustee;

(vi)

the preliminary prospectus, consisting of the prospectus, dated _______, 20__ (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated _______, 20__, with respect to the offer and sale of the Notes, filed with the Commission on _______, 20__ pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”);

(vii)

the pricing term sheet, dated _______, 20__, relating to the offering of the Notes, filed with the Commission on _______, 20__ pursuant to Rule 433(d) under the Securities Act (together with the Preliminary Prospectus, the “General Disclosure Package”); and

(viii)

the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated _______, 20__, with respect to the offer and sale of the Notes, filed with the Commission on _______, 20__ pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. The Underwriting Agreement, the Notes and the Indenture are collectively referred to as the “Documents.”

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all legal right, power and authority and, except as set forth in our opinion in paragraph 10 below, has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Notes and (B) to execute, deliver and perform its obligations under the Documents, (ii) the issuance and sale of the Notes and the execution, delivery and performance by the Company of its obligations under the Documents have been duly authorized by the Company, (iii) the Notes have been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York), (iv) the Underwriting Agreement has been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York), and (v) the Indenture has been duly executed and delivered by the Company. We have assumed further that the Trustee and the Representatives have duly authorized, executed and delivered the Documents to which each is a party.

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We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

Our statement in paragraph 5 below as to stop orders and related proceedings is based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at ___ a.m.(New York City time) on the date hereof.

As used in this opinion, all references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” include all documents incorporated by reference therein, to the extent not modified or superseded by statements or other information in the Registration Statement, Preliminary Prospectus or Prospectus or in later filed material so incorporated. In addition, the qualification in paragraphs 5 and 9 of this letter “to the best of our knowledge” and “known to us” mean the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have rendered legal services on behalf of our firm for the Company, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

The Indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

The Company has duly executed and delivered the Notes (insofar as the validity of such execution and delivery is governed by the law of the State of New York).

The Company has duly executed and delivered the Underwriting Agreement (insofar as the validity of such execution and delivery is governed by the law of the State of New York).

When the Notes have been (a) duly authenticated and delivered by the Trustee in accordance with the Indenture and (b) issued and delivered by the Company against payment of the purchase price therefor in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

3

The Registration Statement is effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

The statements in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” insofar as such statements constitute summaries of the documents referred to therein, are accurate in all material respects and fairly summarize such documents.

The statements in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, or legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the Securities Act, and the Prospectus, as of the date thereof (excluding (i) the financial statements, including the notes thereto, and the other financial data included therein and (ii) the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

The issuance of the Notes and the execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby in accordance with the terms thereof do not violate any New York or federal statute, law, rule or regulation known to us to which the Company is subject.

No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America is required on the part of the Company for the issuance of the Notes or the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except (i) those already obtained or made and (ii) those required under federal and state securities laws.

The foregoing opinions are subject to the following qualifications:

(a)	We express no opinion as to:

(i)	waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;

4

(ii)

indemnification, contribution, or exculpation provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy;

(iii)	provisions for liquidated damages and penalties, penalty interest and interest on interest;

(iv)	provisions requiring amendments and waivers to be in writing;

(v)	provisions making notices effective even if not actually received; or

(vi)	provisions purporting to make a party’s determination conclusive.

(b) We express no opinion as to any state securities or blue sky laws, rules or regulations or as to any federal or state anti-fraud statute, rule or regulation. To the extent we are passing upon the compliance of the Documents and the transactions contemplated thereby with federal securities laws, we have necessarily assumed the accuracy, completeness and fairness of the statements made or included in the General Disclosure Package and the Prospectus, except as set forth in our opinions in paragraphs 6 and 7 above.

(c) We express no opinion as to any legal requirements or restrictions applicable to the Underwriters or any investor.

(d) Our opinions in paragraphs 9 and 10 above are limited to laws and regulations that in our experience are normally applicable to transactions of the type contemplated by the Documents and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the Company’s business or to any environmental laws or regulations.

(e) Except as specifically set forth in paragraph 7 above, we express no opinion as to any tax laws or the Employee Retirement Income Security Act of 1974, as amended, or any comparable state law.

In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the offering of the Notes, as special counsel to the Company, we reviewed the Registration Statement, the General Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants. On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice

5

under the federal securities laws, we confirm to you that nothing which came to our attention in the course of such review has caused us to believe that: (a) the Registration Statement, on the date of effectiveness of the Registration Statement as provided in Rule 430B(f)(2) of the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package or the Prospectus, except as specified in paragraphs 6 and 7 above. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, and the other financial data included or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any law other than the law of the State of New York and, to the extent expressly referred to herein, the federal law of the United States of America.

This letter is given to you as Representatives of the several Underwriters and is solely for the benefit of the Underwriters. It may not be disclosed to or relied upon any other person without our written consent.

Very truly yours,

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EXHIBIT B

FORM OF OPINION OF

DEPUTY GENERAL COUNSEL OF COMPANY

[Closing Date]

[Name[s] of Managing Underwriters]

As Representatives of the Underwriters

set forth on Schedule [__] of the Underwriting Agreement

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

This opinion is being rendered to the Underwriters (as defined below) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated_______, 20__, between Eli Lilly and Company (the “Company”) and the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters severally agreed to purchase, and the Company agreed to sell to the Underwriters, $[amount] aggregate principal amount of the Company’s [designation of security] (the “Notes”). I am the Secretary and Deputy General Counsel of the Company. This opinion is being rendered to the Underwriters and the Trustee (as defined below) at the request of the Company.

I have examined the corporate proceedings of the Company with respect to:

(a) the organization of the Company pursuant to its Amended Articles of Incorporation;

(b) the authorization of the execution by the Company of (1) the Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank, N.A., the original trustee and (2) the Underwriting Agreement;

(c) the authorization of the issuance of the Notes under the Indenture;

(d) the authorization of the sale of the Notes in accordance with the provisions of the Underwriting Agreement;

(e) the Company’s Registration Statement on Form S-3 (File No. 333-_______) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of certain debt securities (including the Notes) of the Company, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on _______, 20__, including the exhibits thereto and the Incorporated Documents (as defined below) (such Registration Statement, at the time it became effective on _______, 20__, being hereinafter called the “Registration Statement”);

(f) the Company’s prospectus, dated _______, 20__, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on _______, 20__ (such prospectus, including the Incorporated Documents, being hereinafter called the “Base Prospectus”);

(g) the Company’s preliminary prospectus supplement, dated _______, 20__, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on ________, 20__ (such preliminary prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Preliminary Prospectus”); and

(h) the Company’s final prospectus supplement, dated _______, 20__, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on _______, 20__ (such final prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Prospectus”).

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, means the documents filed by the Company with the Commission subsequent to December 31, 20__ and incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

In preparing this opinion, I have examined and relied upon, among other things, such certificates of public officials and of officers and employees of the Company and such originals or copies, certified or otherwise identified to my satisfaction, of corporate documents and records of the Company as I deemed necessary or appropriate for the purposes hereof.

2

On the basis of, and in reliance on, the foregoing and subject to the assumptions, exceptions, qualifications and limitations contained herein, I am of the opinion that:

1.

The Company has been duly incorporated in, and is a validly existing corporation under the laws of, the State of Indiana and has the corporate power and authority to carry on its business which it is now conducting and to own or lease and operate its assets and properties, as described in the Prospectus.

2.

No consent or approval by, notice to, or registration with any governmental authority of the State of Indiana (other than compliance with the blue sky or securities laws, as to which I give no opinion) is required on the part of the Company in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Indenture and the Notes.

3.	The Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by the Company.

4.

The issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and the Notes have been duly and validly executed and delivered by the Company.

5.

Neither the execution and filing of the Registration Statement or the Indenture by the Company, the execution, issuance and delivery of the Notes by the Company nor the consummation by the Company of the transactions contemplated by the Underwriting Agreement, nor compliance by the Company with any of the provisions thereof, will:

a.

violate, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or subject any of the properties or assets of the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) to any encumbrance, easement or other restriction that would detract materially from its value or materially impair its use in the operation of the Company’s business pursuant to any of the terms, conditions or provisions of, (i) the Amended Articles of Incorporation or the By-laws of the Company or the corresponding charter documents of its significant subsidiaries (as

3

defined in Rule 1-02(w) of Regulation S-X under the Act) or (ii) to my knowledge, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to me to which the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) is a party or by which they or any of their respective properties or assets may be bound or affected; or

b.

violate any statute, rule or regulation of the State of Indiana (other than Indiana securities or blue sky laws, as to which I give no opinion) or, to my knowledge, any order, writ, injunction or decree applicable to the Company, any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties or assets.

6.

To the extent of matters which have been brought to my attention, after due inquiry, and upon the basis of information furnished to me, after due inquiry, I am aware of no action, suit or proceeding pending or threatened against or affecting the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties before or by any court, governmental official, commission, board or other administrative agency, which would have a material adverse effect on the consolidated results of operations or financial position of the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

7.

The statements in Item 3 of Part I of the Company’s annual report on Form 10-K for the year ended December 31, 20__ under the caption “Legal Proceedings” and in Item 15 of Part II of the Registration Statement, in each case insofar as such statements describe the provisions of laws or legal proceedings, fairly summarize in all material respects the matters referred to therein.

I am a member of the bar of the State of Indiana, and I express no opinion as to matters governed by the laws of any other jurisdiction (other than the federal laws of the United States of America), except that I express no opinion with respect to federal securities laws or state securities or blue sky laws.

I hereby consent that Covington & Burling LLP and Davis Polk & Wardwell LLP may rely upon this opinion as if it were addressed to them.

The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.

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The opinions expressed in this letter are solely for your benefit in connection with the issuance of the Notes and may not be used, disseminated or relied upon in any manner by you for any other purpose, or by any other person or entity for any purpose, without my prior written consent.

Yours truly,

James B. Lootens

Corporate Secretary and Deputy General Counsel

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EXHIBIT C-1

FORM OF OPINION OF

DAVIS POLK & WARDWELL LLP

[Closing Date]

[Name[s] of Managing Underwriters]

as Representative[s] of the several Underwriters named in

[Schedule 1 to] the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement dated _______, 20__ (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated _______, 20__, with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of February 1, 1991 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank N.A. This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Company’s registration statement on Form S-3 (Registration No. 333-_____) [and Amendment(s) No. ___ thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated _______, 20__ (the “Preliminary Prospectus Supplement”) relating to the Securities, [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the

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prospectus supplement dated _________, 20__ relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on date of filing pursuant to Rule 462(e). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated ____________, 20__ relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

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Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1) Assuming the due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to [(x)] the enforceability of any waiver of rights under any usury or stay law [or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest].

(2) Assuming the due authorization of the Notes by the Company, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture, provided that we express no opinion as to [(x)] the enforceability of any waiver of rights under any usury or stay law or [(y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest].

We have considered the statements included in the Disclosure Package under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” and in the Prospectus under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” insofar as they summarize provisions of the Indenture, the Notes and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Indenture, the Underwriting Agreement and the Notes (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of

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applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto, (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. [Insofar as the foregoing opinion involves matters governed by the laws of Indiana, we have relied, without independent investigation, on the opinion of [name of counsel for the Company], counsel for the Company, delivered to you today pursuant to the Underwriting Agreement.]

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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Exhibit C-2

FORM OF 10b-5 LETTER OF

DAVIS POLK & WARDWELL LLP

[Closing Date]

[Name[s] of Managing Underwriters]

as Representative[s] of the several Underwriters named in

[Schedule 1 to] the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement dated _______, 20__ (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated _______, 20__, with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [designation of security] (the “Notes”). This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.

We have reviewed the Company’s registration statement on Form S-3 (Registration No. 333-_____) [and Amendment Nos. ___ thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of [the preliminary prospectus supplement dated _______, 20__ (the “Preliminary Prospectus Supplement”) relating to the Securities,] [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the prospectus supplement dated _______, 20__ relating to the Securities (the “Prospectus Supplement”). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated _______, 20__ relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

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We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Disclosure Package under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” and in the Prospectus under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]”). However, in the course of our acting as counsel to you in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification, except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) at the Time of Sale, [[____] [a.m.][p.m.] (New York City time)], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

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(c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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